July 3, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by the American Depositary Receipts
each representing Four Ordinary Shares
of Shin Satellite
(Form F-6 File No. 333-6696)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Thaicom Public Company Limited of
Four (4) Ordinary shares represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Thaicom Public Company Limited

The Prospectus has been revised to reflect
the new name from Shin Satellite to Thaicom
Public Company Limited
                         .
Effective July 7, 2008 the Companys
Name Changed To Thaicom Public
Company Limited.

Please contact me with any questions or
comments at 212 815-4295


Judy Kang
Assistant Vice President
The Bank of New York Mellon - ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286